UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

ARIBA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26299	77-0439730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Same

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2005, David McCormick resigned as President of Ariba, Inc. (“Ariba”) and as a member of Ariba’s board of directors. At that time, Ariba and Mr. McCormick entered into a Release Agreement dated September 30, 2005 (the “Release Agreement”) pursuant to which Mr. McCormick is entitled to receive certain separation benefits and other payments in exchange for providing a release of claims to Ariba and a reaffirmation of the Non-Competition and Confidentiality Agreement that Mr. McCormick entered on March 25, 2001. Mr. McCormick is entitled to the separation benefits pursuant to the terms of the FreeMarkets, Inc. Change of Control Separation Plan, as modified by an Employment Agreement, dated January 23, 2004, between Ariba and Mr. McCormick. Such Employment Agreement terminates in connection with the termination of Mr. McCormick’s employment.

Specifically, Mr. McCormick is entitled to receive the following separation benefits pursuant to the Release Agreement:

a. Mr. McCormick will receive a payment of $1,515,000 (less all applicable withholding taxes and other deductions) from Ariba within 15 days of September 30, 2005.

b. Mr. McCormick will receive a payment of $20,422 (less all applicable withholding taxes and other deductions) from Ariba, which represents cash in lieu of thirty-six months of continued medical and dental coverage for him, his spouse and dependents, within 15 days of September 30, 2005.

c. Mr. McCormick will receive a payment of $166,277 (less all applicable withholding taxes and other deductions) from Ariba, which represents his final fiscal year 2005 bonus payment, within 15 days of September 30, 2005.

d. All options to purchase shares of Ariba common stock (“Stock Options”) granted to Mr. McCormick prior to July 1, 2004 will be deemed vested and exercisable as of September 30, 2005. This means that, as of September 30, 2005, of the Stock Options received by Mr. McCormick prior to July 1, 2004, he will be vested in options to purchase a total of 497,128 shares of Ariba common stock. In addition, Mr. McCormick will cease vesting in all Stock Options and in all restricted shares of Ariba common stock granted to him on or after July 1, 2004, and all such Stock Options and restricted shares not vested as of September 30, 2005 will be forfeited.

Item 1.02. Termination of a Material Definitive Agreement.

See report under Item 1.01 above.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2005, David McCormick resigned as President of Ariba and as a member of Ariba’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: October 6, 2005	By:	/s/ JAMES W. FRANKOLA
James W. Frankola
Executive Vice President and Chief Financial Officer